HEALTHCARE COMPARE CORP. AND SUBSIDIARIES                             EXHIBIT 11
COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE
(UNAUDITED)
--------------------------------------------------------------------------------



                                                                          Three Months Ended September 30,
                                                                          --------------------------------
                                                                           1997                       1996
                                                                       ------------               -----------
Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . .      $(57,888,000)              $20,089,000
                                                                       ============               ===========
Weighted average number of common shares
  outstanding:
    Shares outstanding from beginning of period   . . . . . . . .        31,718,000                34,982,000
    Other issuances of common stock   . . . . . . . . . . . . . .            60,000                    25,000
    Purchases of treasury stock   . . . . . . . . . . . . . . . .                 -                  (623,000)
    Common Stock Equivalents:
    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . .                 -                   824,000
                                                                       ------------               -----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . .        31,778,000                35,208,000
                                                                       ============               ===========
Net income (loss) per common share  . . . . . . . . . . . . . . .      $      (1.82)              $       .57

                                                                       ============               ===========
                                                                          Nine Months Ended September 30,
                                                                          ------------------------------
                                                                           1997                      1996
                                                                       ------------               -----------
Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . .      $(15,610,000)              $58,771,000
                                                                       ============               ===========
Weighted average number of common shares
  outstanding:
    Shares outstanding from beginning of period   . . . . . . . .        33,697,000                34,635,000
    Other issuances of common stock   . . . . . . . . . . . . . .           112,000                   379,000
    Purchases of treasury stock   . . . . . . . . . . . . . . . .        (1,109,000)                 (339,000)
    Common Stock Equivalents:
    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . .                 -                   826,000
                                                                       ------------               -----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . .        32,700,000                35,501,000
                                                                       ============               ===========
Net income (loss) per common share  . . . . . . . . . . . . . . .      $       (.48)              $      1.66
                                                                       ============               ===========

HEALTHCARE COMPARE CORP. AND SUBSIDIARIES                             EXHIBIT 11
COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE
(UNAUDITED)
--------------------------------------------------------------------------------



                                                                            Three Months Ended September 30,
                                                                            -------------------------------
                                                                             1997                      1996
                                                                          -----------              -----------
Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . .        $(57,888,000)            $ 20,089,000
                                                                          ===========              ===========
Weighted average number of common shares
  outstanding:
    Shares outstanding from beginning of period   . . . . . . . .          31,718,000               34,982,000
    Other issuances of common stock   . . . . . . . . . . . . . .              60,000                   25,000
    Purchases of treasury stock   . . . . . . . . . . . . . . . .                   -                 (623,000)
    Common Stock Equivalents:
    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . .                   -                  824,000
                                                                          -----------              -----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . .          31,778,000               35,208,000
                                                                          ===========              ===========

Net income (loss) per common share  . . . . . . . . . . . . . . .        $      (1.82)            $        .57
                                                                          ===========              ===========

                                                                            Nine Months Ended September 30,
                                                                            -------------------------------
                                                                            1997                       1996
                                                                          -----------              -----------

Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . .        $(15,610,000)            $ 58,771,000
                                                                          ===========              ===========
Weighted average number of common shares
  outstanding:
    Shares outstanding from beginning of period   . . . . . . . .          33,697,000               34,635,000
    Other issuances of common stock   . . . . . . . . . . . . . .             112,000                  379,000
    Purchases of treasury stock   . . . . . . . . . . . . . . . .          (1,109,000)                (339,000)
    Common Stock Equivalents:
    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . .                   -                  851,000
                                                                          -----------              -----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . .          32,700,000               35,526,000
                                                                          ===========              ===========

Net income (loss) per common share  . . . . . . . . . . . . . . .        $       (.48)            $       1.65
                                                                          ===========              ===========




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